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                                                                    Exhibit 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 2, 1998, included in and incorporated by reference in Coltec Industries Inc's Form 10-K for the year ended December 31, 1997, and our report dated January 22, 1999, included in Coltec Industries Inc's Current Report on Form 8-K filed March 4, 1999, and to all references to our firm included in this registration statement.


/s/ Arthur Andersen LLP
Charlotte, North Carolina
March 5, 1999